UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(469) 638-9636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 30, 2022, First Foundation Inc. (the “Company”) received a letter (the “Nomination Notice”) from Driver Opportunity Partners I LP, Driver Management Company LLC and Abbott Cooper (collectively, “Driver”) purporting to nominate Allison Ball and Lila I. Flores (together, the “Purported Nominees”) for election to the Company’s Board of Directors (the “Board”) at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company’s evaluation regarding the validity of the Nomination Notice is ongoing.

As part of the Company’s diligence and efforts to gather information on the Purported Nominees, the Company became aware of an entity named Hell or High Ranch Water LLC, a Texas limited liability company (“Hell or High Ranch Water”), of which Ms. Flores is a manager and Charles Flores, of Beck Redden LLP, is the registered agent. Beck Redden LLP is listed as Hell or High Ranch Water’s registered office street address with the Texas Comptroller of Public Accounts. Driver did not disclose the existence of Hell or High Ranch Water, nor Ms. Flores’s position in such entity, in the Nomination Notice. Rather, the Company found the information as a result of the Company’s own separate and distinct diligence process.

On February 2, 2023, the Company sent a letter (the “February 2nd Letter”) to Mr. Flores, of Beck Redden LLP, as the registered agent of Hell or High Ranch Water, requesting that documents and communications regarding Hell or High Ranch Water be maintained and preserved to ensure that all information needed to evaluate the Purported Nominees is preserved and available if needed. A copy of the February 2nd Letter was also sent to Driver and each of the Purported Nominees. Following the delivery of the February 2nd Letter, the Company received a letter from Driver, dated February 2, 2023 (the “First Driver Letter”). On February 3, 2023, the Company sent a second letter (the “February 3rd Letter”), to Mr. Flores requesting confirmation of receipt of the February 2nd Letter. A copy of the February 3rd Letter was also sent to Driver, each of the Purported Nominees and certain Beck Redden LLP attorneys. Following the delivery of the February 3rd Letter, the Company received a letter from Driver, dated February 3, 2023 (the “Second Driver Letter”). Further, on February 8, 2023, the Company sent a third letter (the “February 8th Letter”) to Mr. Flores, again requesting receipt of the February 2nd Letter. A copy of the February 8th Letter was also sent to Driver, each of the Purported Nominees and certain Beck Redden LLP attorneys. Following delivery of the February 8th Letter, Mr. Flores acknowledged receipt of the February 2nd Letter by email.

A copy of each of the February 2nd Letter, the First Driver Letter, the February 3rd Letter, the Second Driver Letter and the February 8th Letter is filed herewith as Exhibit 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and is incorporated herein by reference.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting. The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter, dated February 2, 2023, from First Foundation Inc. to Charles Flores
99.2	Letter, dated February 2, 2023, from Driver Management Company to First Foundation Inc.
99.3	Letter, dated February 3, 2023, from First Foundation Inc. to Charles Flores
99.4	Letter, dated February 3, 2023, from Driver Management Company to First Foundation Inc.
99.5	Letter, dated February 8, 2023, from First Foundation Inc. to Charles Flores
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 8, 2023

By:	/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
President and Chief Executive Officer

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